UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 3, 2010

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07, on June 3, 2010, at the 2010 Annual Meeting of Stockholders of Summer Infant, Inc., the stockholders approved an amendment to the company’s Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 100,000,000 to 49,000,000.  A copy of the amendment to the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On June 3, 2010, the 2010 Annual Meeting of Stockholders of Summer Infant, Inc. was held.  The following matters were submitted to the stockholders at the meeting and all were approved:

•                  the election of two class C directors, each to serve for a three-year term expiring in 2013;

•                  the amendment to the company’s Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 100,000,000 to 49,000,000; and

•                  the ratification of the appointment of Caturano and Company, P.C. as the independent auditor of the company for the fiscal year ending December 31, 2010.

The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below.

Election of Class C Directors

Nominee	For Votes	Withheld Votes	Broker Non-Votes

Dan Almagor	8,055,476	219,740	4,244,851
Jason Macari	8,055,377	219,839	4,244,851

Approval of Amendment to Amended and Restated Certificate of Incorporation

For	Against	Abstained	Broker Non-Votes

12,477,267	24,714	18,086	0

Ratification of Appointment of Caturano and Company, P.C. as independent auditor

For	Against	Abstained	Broker Non-Votes

12,479,129	20,468	20,470	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

	3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: June 4, 2010	By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation